Exhibit 99.1

TRANSWITCH CORPORATION ANNOUNCES CLOSING OF
$2,779,491 REGISTERED DIRECT OFFERING

SHELTON, CT, May 15, 2012 — TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging voice, data and video network, today announced the completion of its previously announced sale of 1,476,156 shares of its common stock in a registered direct offering, resulting in gross proceeds of $2,779,491 (the “Registered Direct Offering”).

The common stock offered by the Company in the Registered Direct Offering was offered pursuant to a prospectus supplement dated May 8, 2012 and an accompanying prospectus dated October 21, 2009, pursuant to the Company’s effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2009 and declared effective by the Commission on October 28, 2009. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from the Company by contacting TranSwitch Corporation, 3 Enterprise Drive, Shelton, CT 06840.

The Company received total net proceeds from the transaction of approximately $2,729,491, after deducting estimated offering expenses. Proceeds from this transaction will be used for general corporate purposes.

About TranSwitch Corporation

TranSwitch Corporation (NASDAQ: TXCC) designs, develops and supplies innovative integrated circuit (IC) and intellectual property (IP) solutions that provide core functionality for voice, data and video communications equipment for network, enterprise and customer premises applications.  We provide integrated multi-core network processor System-on-a-Chip (SoC) solutions and software solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia Infrastructures. For the customer-premises market, we offer interoperable connectivity solutions that provide a bridge between HDMI and DisplayPort and enable the distribution and presentation of high-definition (HD) content for consumer electronic and personal computer markets and also provide a family of communications processors that provide best-in-class performance for a range of applications.  Overall, we have over 100 active customers, including the leading global telecom equipment providers, semiconductor and consumer product companies. For more information, please visit www.transwitch.com.

Forward-Looking Statements

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

For more information, please contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254